Exhibit 4.1

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN LETTER AGREEMENT RE SUBORDINATION OF SELLER PAYMENTS DATED AS OF JULY 25, 2016 (THE “SUBORDINATION AGREEMENT”), BY AND AMONG LOGICMARK INVESTMENT PARTNERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ET. AL, LOGICMARK, LLC, A DELAWARE LIMITED LIABILITY COMPANY, NXT-ID, INC., A DELAWARE CORPORATION, AND EXWORKS CAPITAL FUND I, L.P., IN ITS CAPACITY AS AGENT FOR THE LENDERS (IN SUCH CAPACITY, “SENIOR LENDER”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY BORROWER (AS DEFINED BELOW) AND CERTAIN OF ITS AFFILIATES PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF JULY 25, 2016 BETWEEN BORROWER THE OTHER “LOAN PARTY OBLIGORS” FROM TIME TO TIME PARTY THERETO, AGENT AND THE “LENDERS” FROM TIME TO TIME PARTY THERETO, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; SUBORDINATED LENDER, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SECURED SUBORDINATED PROMISSORY NOTE

$[_____________]	Original Issue Date: July 25, 2016

Amended: November 29, 2016

FOR VALUE RECEIVED, NXT-ID, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [___________________], in its capacity as a Holder (“Holder,” which is sometimes referred to as the Subordinated Lender, per the definition in Section 12(l)), pursuant to that certain Exchange Agreement dated November 29, 2016 (the “Exchange Agreement”), the principal sum of [______________________]($[_________]) together with interest thereon as hereinafter described, in immediately available funds, at such times as set forth below and in accordance with the terms set forth herein.

1.       Reference to Purchase Agreement. This Secured Subordinated Promissory Note (this “Note”) is executed and delivered pursuant to Exchange Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement. As used herein all references to the Purchase Agreement shall include the Exchange Agreement.

2.       Payment of Principal. Subject to the restrictions and limitations provided herein and in the Intercreditor Agreement, all outstanding principal and accrued interest shall be due and payable in full on November 29, 2017, unless due sooner pursuant to the terms hereof (the “Maturity Date”).

3.       Payment of Interest.

(a)       Except as otherwise provided herein, interest shall accrue from the original date of issuance of this Note on the unpaid principal amount of this Note (the “Principal Balance”) at the rate of fifteen percent (15.0%) per annum (the “Interest Rate”), which interest shall accrue on the original principal amount of the Note, even if the outstanding principal has been reduced by conversion or otherwise. The accrued interest will be paid quarterly in Common Stock at the then in effect Conversion Price. On the Maturity Date any accrued but unpaid interest is payable in cash by wire transfer of immediately available funds or at Holder’s option, in shares of Common Stock at the then in effect Conversion Price. Interest due under this Note shall be calculated on the basis of a 365-day year and the actual number of days elapsed in any portion of a month for which interest may be due.

(b)       From and after an Event of Default (as defined herein), interest shall accrue on the amount of the Principal Balance hereunder at a rate equal to the Interest Rate plus five percent (5.0%) per annum.

4.       Conversion.

(a)       Conversion Generally. At any time after the Original Issue Date until all amounts due under this have been paid in full, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and/or any other amounts due under this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, all accrued and unpaid interest thereon and all other amounts due under this Note have been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion amount. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) and/or any other amounts due under this Note converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

2

(b)       Conversion Price. The conversion price in effect on any Conversion Date shall be equal $3.00 (“Conversion Price”). All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(c)       Mechanics of Conversion.

i.       Conversion Shares Issuable Upon a Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the sum of all outstanding (i) principal, (ii) interest, and (iii) any other amount due under this Note to be converted as provided in the applicable Notice of Conversion by (y) the Conversion Price.

3

ii.       Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares, which, on or after the date on which if the resale of such Conversion Shares are covered by and are being sold pursuant to an effective Registration Statement or such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect reasonably acceptable to the Company (which opinion the Company will be responsible for obtaining at its own cost) shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired or being sold, as the case may be, upon the conversion of this Note, and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected to pay accrued interest in cash). All certificate or certificates required to be delivered by the Company under this Section 4(d) shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless the Company or its Transfer Agent does not have an account with DTC and/or is not participating in the DTC Fast Automated Securities Transfer Program; then, the Company shall issue and deliver to the address as specified in such Notice of Conversion, a certificate (or certificates), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If the Conversion Shares are not being sold pursuant to an effective Registration Statement or if the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the Company’s expense, shall obtain a legal opinion to allow for such sales under Rule 144.

iii.       Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Notice of Conversion.

4

iv.       Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

v.       Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal 100% of the Required Minimum for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5, but ignoring any Beneficial Ownership Limitations or other restrictions and/or limitations on conversions set forth herein or elsewhere) upon the conversion of the then-outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, and, at such times as a Registration Statement covering such shares is then effective under the Securities Act, will be registered for public resale in accordance with such Registration Statement. For purposes of this Note, the “Required Minimum” shall be defined as all outstanding debt plus interest and any fees divided by the Conversion Price or the Alternate Conversion Price then in effect, as applicable. The Company shall be required to calculate the Required Minimum on the first trading day of each month that the Note is outstanding and provide such calculation to the Holder and the transfer agent promptly. For purposes of calculating the Required Minimum, Company shall assume that all then-outstanding principal will remain outstanding until the Maturity Date and that all accrued but unpaid interest hereon accrues at the rate of 12% per annum is paid on the Maturity Date and all amounts convert into shares of Common Stock at the Conversion Price or Alternate Conversion Price then in effect.

5

vi.       Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii.       Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

(d)       Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to convert any principal and/or interest of this Note, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

6

Section 5. Certain Adjustments.

(a)       Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

7

(c)       Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

(d)       Fundamental Transaction. The Company shall not, directly or indirectly, in one or more related transactions, effect any merger or consolidation of the Company and/or or any of its Subsidiaries with and/or into another Person, without the express written consent of 90% of the then-issued and outstanding principal amount of Notes (the “90% Amount”). If, subject to the Company obtaining written consent of the 90% Amount, at any time while this Note is outstanding (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note that is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Documents with the same effect as if such Successor Entity had been named as the Company herein.

8

(e)       Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(f)       Notice to the Holder.

i.       Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.       Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

9

6.       Prepayment. Subject to the limitations contained herein, Borrower may, at its option at any time, prepay, in whole but not in part, without premium or penalty, the Principal Balance, together with accrued but unpaid interest on such Principal Balance to November 28, 2017.

7.       Mandatory Prepayment. Notwithstanding Section 2 above, and subject to the Intercreditor Agreement, the total unpaid Principal Balance due Subordinated Lender under this Note, together with all accrued and unpaid interest thereon to November 28, 2017, shall immediately be due and payable, upon the consummation of a Capital Event. As used herein, the term “Capital Event” shall mean (a) the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of related Persons on an arm’s-length basis, pursuant to which such party or parties (i) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) directly or indirectly substantially all of the outstanding capital stock of the Borrower or (ii) acquire assets constituting all or substantially all of the assets of the Borrower and its subsidiaries on a consolidated basis or (b) the consummation of a private or public offering of debt or equity of Borrower or any subsidiary following the date hereof.

8.       Defaults. The occurrence of any one or more of the following events shall constitute a default by Borrower under this Note and shall be referred to as an “Event of Default”:

(a)       If Borrower fails to pay any amount due and payable hereunder within five (5) business days of the date when due;

(b)       If Borrower otherwise fails to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note or the Purchase Agreement which is required to be performed, kept or observed by Borrower;

(c)       If an Event of Default shall have occurred under the Security Agreement (as defined below);

(d)       If Borrower (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay debts as they become due; (ii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of its creditors; (iii) in the absence of such application, consents or acquiescences, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for all of its property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 90 days, provided that it hereby expressly authorizes the Subordinated Lender to appear in any court conducting any relevant proceeding during such 90-day period to preserve, protect and defend Subordinated Lender’s rights under this Note; or (iv) files for or permits or suffers to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law (including, without limitation, Title 11, United States Code, as amended from time to time), or any dissolution, winding up or liquidation proceeding, in respect of it, and, if any such case or proceeding is not commenced by it, such case or proceeding shall be consented to or acquiesced in by it or shall result in the entry of an order for relief or shall remain for 90 days undismissed;

10

(e)       If a default shall have occurred under any agreement between Borrower and any other third party lender to the Borrower, in each case if such default results in the acceleration of the maturity of the underlying indebtedness.

9.       Consequences of Default. Subject to the Intercreditor Agreement, upon the occurrence of an Event of Default then, at Subordinated Lender’s option, and without notice by Subordinated Lender to Borrower except as otherwise expressly required herein:

(a)       The total unpaid principal balance due Subordinated Lender under this Note, together with all accrued and unpaid interest thereon, shall immediately be due and payable;

(b)       Subordinated Lender may exercise any one or more of the rights and remedies arising under the Security Agreement; and

(c)       Subordinated Lender shall have the right to exercise any and all other remedies available to it at law or in equity.

10.       Security Agreement. The payment of this Note is secured by a subordinated security agreement by and between Subordinated Lender and Borrower (the “Security Agreement”), the form of which is attached to this Note as Exhibit A, of even date herewith.

11.       Subordination. Notwithstanding anything herein to the contrary, as of the date hereof, the indebtedness evidenced by this Note is expressly subordinated pursuant to that certain letter agreement dated as of even date herewith by and between Senior Lender and the Subordinated Lender on behalf of the Sellers (the “Intercreditor Agreement”). Nothing herein shall be construed or interpreted to conflict with the terms of the Intercreditor Agreement. To the extent of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall control.

12.       Miscellaneous.

(a)       Subordinated Lender’s remedies under this Note and the Security Agreement shall be cumulative and concurrent and may be pursued against Borrower, the collateral described in the Security Agreement or any portion or combination of such collateral and other security, and Subordinated Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Subordinated Lender’s sole discretion.

11

(b)       Failure of Subordinated Lender, for a period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of the Event of Default or in the event of any subsequent Event of Default. Subordinated Lender shall not by any other omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Subordinated Lender, and then only to the extent specifically set forth therein. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event.

(c)       Borrower hereby: (i) waives and renounces any and all exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Subordinated Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (iv) consents to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agrees that the addition of any such obligors or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.

(d)       All payments made on account of the indebtedness evidenced by this Note shall be made in currency and coin of the United States of America which shall be legal tender for public and private debts at the time of payment. Said payments and prepayments are to be made via wire transfer pursuant to Subordinated Lender’s instructions, or at such place as Subordinated Lender may, from time to time, in writing appoint.

(e)       Reserved.

(f)       Time is of the essence hereof.

(g)       Following an Event of Default, Borrower shall permit Subordinated Lender, its representatives and agents, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of Borrower, (ii) examine the corporate and financial records of Borrower and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, managers, key employees, consultants and independent accountants of Borrower.

(h)       This Note and the rights and obligations of all parties hereunder shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

12

(i)       The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision of this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provisions shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, then the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Borrower and Subordinated Lender under the remainder of this Note shall continue in full force and effect.

(j)       To induce Subordinated Lender to accept this Note, Borrower irrevocably agrees that, subject to Subordinated Lender’s sole and absolute discretion, all actions or proceedings in any way, manner or respect, arising out of, from or related to this Note or the Security Agreement shall be litigated in courts having situs within Cook County, Illinois. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said county. Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against Borrower by Subordinated Lender in accordance with this paragraph.

(k)       BORROWER IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR HEREWITH OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR THE SECURITY AGREEMENT OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT AND AGREES THAT SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(1)       The term “Subordinated Lender” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Subordinated Lender then becoming the holder of this Note. This Note shall inure to the benefit of Subordinated Lender and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The term “Borrower” as used herein, shall include Borrower’s successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs.

(m)       All notices, requests, demands and other communications between the parties required or permitted to be given hereunder shall be given in the manner set forth in the Purchase Agreement.

13

(n)       The non-prevailing party shall pay to the prevailing party the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the prevailing party in any litigation, contest, dispute, suit, proceeding or action in any way relating to this Note or any attempt by Subordinated Lender to enforce its rights against Borrower by virtue of this Note.

(o)       It is the intention of the Borrower and the Subordinated Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Subordinated Lender hereof resulting from an Event of Default, voluntary prepayment by the Borrower or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Subordinated Lender hereof either be rebated to the Borrower or credited on the outstanding principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Borrower or credited on the outstanding principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Borrower.

[Signature Page Follows]

14

IN WITNESS WHEREOF, the undersigned has caused this Secured Subordinated Promissory Note to be signed and executed as of the date first written above.

NXT-ID, INC.

By:
Name:
Title:

15

Exhibit A
Security Agreement

(see attached)

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN LETTER AGREEMENT RE SUBORDINATION OF SELLER PAYMENTS DATED AS OF JULY 25, 2016 (THE “SUBORDINATION AGREEMENT”), BY AND AMONG LOGICMARK INVESTMENT PARTNERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ET. Al, LOGICMARK, LLC, A DELAWARE LIMITED LIABILITY COMPANY, NXT-ID, INC., A DELAWARE CORPORATION, AND EXWORKS CAPITAL FUND I, L.P., IN ITS CAPACITY AS AGENT FOR THE LENDERS (IN SUCH CAPACITY, “SENIOR LENDER”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY BORROWER (AS DEFINED BELOW) AND CERTAIN OF ITS AFFILIATES PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF JULY 25, 2016 BETWEEN BORROWER THE OTHER “LOAN PARTY OBLIGORS” FROM TIME TO TIME PARTY THERETO, AGENT AND THE “LENDERS” FROM TIME TO TIME PARTY THERETO, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; SUBORDINATED LENDER, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SUBORDINATED SECURITY AGREEMENT

THIS SUBORDINATED SECURITY AGREEMENT (this “Agreement”), is dated as of July 25, 2016 by NXT-ID, INC., a Delaware corporation (“Nxt-ID”), and LOGICMARK, LLC, a Delaware limited liability company (together with Nxt-ID, “Borrower”), to ______________, in its capacity as Seller Representative on behalf of the Sellers (as defined below) (collectively, “Subordinated Lender”).

WHEREAS, this Agreement is executed and delivered pursuant to that certain Interest Purchase Agreement, dated as of May 17, 2016, by and among (a) Borrower, (b) Seller Representative, and (c) LOGICMARK INVESTMENT PARTNERS, LLC, a Delaware limited liability company (“Original Holder”), GOTTLIEB FAMILY, LLC, a Virginia limited liability company, BEN CORNETT, KEVIN O’CONNOR and GENERATION3 PARTNERS I, LLC, a Delaware limited liability company (collectively, the “Sellers”), as amended by that certain First Amendment to Interest Purchase Agreement, dated as of July 7, 2016, by and between Borrower and Seller Representative (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”);

WHEREAS, in accordance with the Purchase Agreement, Borrower has issued to the Original Holder (on behalf of the Sellers) that certain Secured Promissory Note dated as of the date hereof in the original principal amount of $2,500,000 (the “Subordinated Note”); and

WHEREAS, on or about November [RC], 2016, the Original Holder assigned a portion the Note to various parties and the Company reissued the Note to the various parties (the reissued Note are collectively referred to herein as the “Notes”) pursuant to that certain Exchange Agreement dated November [__], 2016.

A-1

WHEREAS, as security for the discharge of the Borrower’s obligations to the Subordinated Lender under the Subordinated Note together with the other notes issued pursuant to the Exchange Agreement, the Borrower is hereby granting the Subordinated Lender a subordinated security interest in all of the assets of the Borrower as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Subordinated Note, Exchange Agreement or the Purchase Agreement, as the case may be. As used herein, “Senior Loan Agreement” shall mean that certain Loan and Security Agreement, dated as of the date hereof (as amended or otherwise modified from time to time in accordance with the terms thereof), by and among Borrower, the other parties thereto as “Loan Party Obligors”, each of the “Lenders” party thereto from time to time and Senior Lender in its capacity as agent for such Lenders.

2.       Grant. Subject to Section 4 hereof, Borrower hereby grants to Subordinated Lender a security interest in and to any and all property of Borrower, of any kind or description. tangible or intangible, whether now existing or hereafter arising or acquired, it being acknowledged by Subordinated Lender that the security interest being granted hereunder is subordinate to a certain first lien and security interest in Borrower’s assets held by Senior Lender, including, but not limited to, the following (collectively, the “Collateral”):

(a)       All Accounts; Chattel Paper; Electronic Chattel Paper; Commercial Tort Claims; Deposit Accounts; Documents; Equipment; Farm Products; Fixtures; General Intangibles, including Payment Intangibles; Goods; Instruments; Inventory; Software; Financial Assets; Securities; Investment Property; Letter of Credit Rights and Supporting Obligations; Security Entitlements, as each of these terms are defined by the Uniform Commercial Code as enacted and construed in the State of Delaware (the “UCC”), and all substitutions, additions, accessories, replacements, parts, exchanges, increases, tools, manuals, warranties, warranty claims, insurance policies and proceeds related to any of the foregoing, it being the intent of Borrower to grant to Subordinated Lender a security interest in all of Borrower’s present and future personal property wheresoever located;

(b)       All products, replacements, additions, substitutions and renewals of and to the Collateral

(c)       Any and all after-acquired right, title and interest in and to any of the Collateral;

A-2

(d)       All cash and non-cash proceeds from the sale, transfer or pledge of any or all of the Collateral; and

(e)       All insurance policies and proceeds insuring the foregoing Collateral or any part thereof, including unearned premiums.

3.       Security for Liabilities. This Agreement secures, and the Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations of Borrower now or hereafter existing under the Subordinated Note (collectively, the “Secured Liabilities”).

4.       Subordination. Notwithstanding anything herein to the contrary, as of the date hereof, the indebtedness evidenced by the Subordinated Note and the security interest granted by this Agreement are expressly subordinated pursuant to that certain letter agreement dated as of even date herewith by and between Senior Lender and the Subordinated Lender on behalf of the Sellers (the “Intercreditor Agreement”). Nothing herein shall be construed or interpreted to conflict with the terms of the Intercreditor Agreement. To the extent of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall control.

5.       Representations, Warranties and Covenants. Borrower represents, warrants and covenants that:

(a)       This Agreement creates a valid security interest in the Collateral.

(b)       Borrower has full title to the Collateral, free of all security interests, liens and encumbrances other than the security interests granted herein and pursuant to the Senior Loan Agreement and the Permitted Liens (as defined in the Senior Loan Agreement).

(c)       Borrower will defend the Collateral against the claims and demands of all persons other than Senior Lender and/or Subordinated Lender and will not do or permit anything to be done that may impair the security interest of Senior Lender, Subordinated Lender or the value of the Collateral as collateral hereunder without the prior written consent of Subordinated Lender.

(d)       Unless and until a Default (as defined herein) shall have occurred, Borrower may have possession of the Collateral and use the same in any lawful manner consistent with the provisions of this Agreement, the Senior Loan Agreement, and all policies of insurance thereon.

(e)       Except for the Permitted Liens and the Senior Loan Agreement, Borrower will not permit the Collateral to be encumbered, provided that Borrower shall have the right in the ordinary course of Borrower’s business and subject to the terms and conditions of the Senior Loan Agreement to replace any items of personal property included in the Collateral with similar items if (i) such replacements have value and utility equivalent or superior to that existing when the security interest created hereby first attached hereto and (ii) Subordinated Lender obtains a lien on or security interest in such replacements.

A-3

Borrower will from time to time execute or cause to be executed such additional security agreements, financing statements, renewals thereof and other documents (and pay the cost of filing and recording the same in all public offices reasonably deemed necessary by Subordinated Lender) and do such other acts (including the deposit with Subordinated Lender of any certificate of title issuable with respect to the Collateral, with an official notation thereon of the security interest hereunder) to establish, maintain and evidence Subordinated Lender’s subordinated security interest in the Collateral, free of all other liens and claims other than the Subordinated Note, the Senior Loan Agreement and the Permitted Liens. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Agreement or of any financing statement, shall be sufficient to evidence Subordinated Lender’s security interest. Borrower hereby irrevocably authorizes Subordinated Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature or consent of Borrower that (i) indicate the Collateral (A) is comprised of all assets of Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Subordinated Lender in any jurisdiction prior to the date of this Agreement. In addition, Borrower shall make appropriate entries on its books and records disclosing Subordinated Lender’s security interests in the Collateral.

(g)       Borrower will cause all taxes and assessments upon the Collateral or upon its use or operation to be paid in full when due.

(h)       Borrower will at all times until satisfaction in full of the Secured Liabilities, cause the Collateral to be insured against risks of fire, vandalism, theft, and other such risks as Lender may reasonably require in the amount of its full insurable value with an insurer or insurers reasonably acceptable to Subordinated Lender, subject to the rights of Senior Lender. Subject to the rights of Senior Lender under the Senior Loan Agreement and the Intercreditor Agreement, Borrower will forthwith remit to Subordinated Lender, in the form received, with any endorsements necessary to effect payment thereof to Subordinated Lender, any proceeds of insurance required or maintained pursuant to this Agreement which Borrower, or any affiliate of Borrower may receive or which Borrower and any other party or parties may receive. All policies of insurance shall contain a standard lender loss payable clause in favor of Subordinated Lender, shall provide that Subordinated Lender’s interest therein shall not be invalidated by the act, omission or neglect of anyone other than Subordinated Lender and for at least ten (10) days’ prior written notice of cancellation to Subordinated Lender. Borrower shall furnish Subordinated Lender with evidence of such insurance or other evidence reasonably satisfactory to Subordinated Lender as to compliance with the provisions of this paragraph prior to the expiration or cancellation of any such insurance. Subject to the Intercreditor Agreement and the rights of Senior Lender, Subordinated Lender may act as attorney in fact for Borrower in making, adjusting and settling claims under and canceling such insurance and endorsing Borrower’s name on any drafts drawn by insurers of the Collateral. If Borrower shall fail to provide such insurance or fail to renew the same upon expiration thereof, Borrower agrees that Subordinated Lender, at the sole cost of Borrower, may obtain such insurance as Subordinated Lender shall deem reasonably appropriate, and the entire cost thereof shall be added to the Secured Liabilities.

A-4

(i)       As used herein, “full insurable value” means the actual replacement cost of the Collateral (without taking into account any depreciation), determined annually by an insurer or by Borrower or, at the request of Subordinated Lender, by an independent insurance broker (subject to Subordinated Lender’s reasonable approval) including an endorsement covering acts of municipal authorities including increased cost of construction and demolition.

(j)       Following the occurrence of a Default and subject to the Intercreditor Agreement and the rights of the Senior Lender set forth in the Senior Loan Agreement, Subordinated Lender from time to time may (but shall not be obligated to), pay any amount or perform any act which Borrower has agreed to do hereunder and which Borrower shall have failed to do. All moneys so advanced and expenses so incurred by Subordinated Lender shall be immediately due and payable and shall be added to the Secured Liabilities if not paid within five (5) days following Subordinated Lender’s demand therefor.

6.       Defaults and Remedies. (a) Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each a “Default”):

(i)       Nonpayment of Secured Liabilities. Any amount due and owing on any of the Secured Liabilities, whether by its terms or as otherwise provided herein, is not paid when due.

(ii)       Misrepresentation. Any oral or written warranty, representation, certificate or statement of Borrower in this Agreement, the Purchase Agreement, any of the Subordinated Note or any other agreement with Subordinated Lender shall be false when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to Subordinated Lender by or on behalf of Borrower shall prove to be false, inaccurate or misleading in any material respect.

(iii)       Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in any of the Subordinated Note any other agreement with Subordinated Lender.

(iv)       Bankruptcy, Insolvency, Etc. Borrower becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due, or Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for a substantial part of the property of any thereof and is not discharged within thirty (30) days, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Borrower, and if such case or proceeding is not commenced by Borrower, it is consented to or acquiesced in by Borrower, or remains undismissed for thirty (30) days; or Borrower takes any action to authorize, or in furtherance of, any of the foregoing.

A-5

(v)       Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against Borrower which is not fully covered by insurance.

(vi)       Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Secured Liabilities and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (A) bonded over to the satisfaction of Subordinated Lender and appealed, (B) vacated, or (C) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Secured Liabilities, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral in the sole opinion of Subordinated Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Subordinated Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Secured Liabilities is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by Borrower to do any act deemed necessary by Subordinated Lender to preserve and maintain the value and collectability of the Collateral.

(b)       If a Default exists Subordinated Lender shall immediately notify Senior Lender in writing, then at the election of Subordinated Lender, subject to the Intercreditor Agreement and the rights of the Senior Lender, and without further demand or notice of any kind, Subordinated Lender may declare all of the Secured Liabilities to be immediately due and payable and exercise from time to time any rights and remedies available to Subordinated Lender under the laws of the State of Illinois in order to collect the Secured Liabilities. Subject to the Intercreditor Agreement, Borrower shall, in such event, and if Subordinated Lender so requests, assemble the Collateral, at the expense of Borrower, at a convenient place designated by Subordinated Lender. At any sale held pursuant hereto, Subordinated Lender shall be authorized to bid in the amount of the Secured Liabilities, or so much thereof as Subordinated Lender, in its reasonable discretion, shall deem appropriate, at such sale. Subordinated Lender shall not be liable nor accountable to Borrower if less than the entire amount of the Secured Liabilities shall be so bid. Borrower shall pay all expenses incurred by Subordinated Lender in the collection of such indebtedness, including reasonable attorneys’ fees and legal expenses, and in the repair of any real estate or other property to which any of the Collateral may be affixed. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed commercially reasonable and proper if given at least ten (10) days before such disposition. Any proceeds of the disposition of any of the Collateral may be applied by Subordinated Lender to the payment of the reasonable expenses of retaking, holding, preparing for sale and selling the Collateral, including reasonable attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by Subordinated Lender toward the payment of such of the indebtedness, and in such order of application, as Subordinated Lender may from time to time elect.

A-6

(c)       No delay or omission on the part of Subordinated Lender in the exercise of any right or remedy shall operate as a waiver thereof. The remedies available to Subordinated Lender under this Agreement shall be exercisable in any combination whatsoever and shall be in addition to, and exercisable in any combination, any and all remedies available by operation of law and under the Subordinated Note.

7.       Waiver. No delay on Subordinated Lender’s part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Borrower by Subordinated Lender with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Subordinated Lender’s right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice Subordinated Lender’s rights as against Borrower in any respect.

8.       Assignment. Borrower shall not assign or transfer this Agreement, either voluntarily, by operation of law, by merger or stock sale or otherwise, without the prior written consent of Subordinated Lender.

9.       Termination. Upon the indefeasible payment in full of all Secured Liabilities Subordinated Lender shall release the security interest granted to Subordinated Lender pursuant to this Agreement and, except as otherwise provided herein, all of Borrower’s obligations hereunder shall at such time terminate.

10.       Lien Absolute. All rights of Subordinated Lender hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional irrespective of:

(a)       any lack of validity or enforceability of any of the Subordinated Note or any other agreement or instrument governing or evidencing any Secured Liabilities;

(b)       any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Liabilities, or any other amendment or waiver of or any consent to any departure from any of the Subordinated Note or any other agreement or instrument governing or evidencing any Secured Liabilities;

(c)       any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

(d)       any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower.

A-7

11.       Release. Borrower consents and agrees that Subordinated Lender may at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Liabilities and (b) exchange, release and/or surrender all or any of the Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Subordinated Lender in connection with all or any of the Secured Liabilities, all in such manner and upon such terms as Subordinated Lender may deem proper, and without notice to or further assent from Borrower, it being hereby agreed that Borrower shall be and remains bound under this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Liabilities may, at any time, exceed the aggregate principal amount thereof set forth in the Subordinated Note, or any other agreement governing any Secured Liabilities. Borrower hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Liabilities, and promptness in commencing suit against any party hereto or liable hereon, and, except as otherwise provided herein, in giving any notice to or of making any claim or demand hereunder upon Borrower. No act or omission of any kind on Subordinated Lender’s part shall in any event affect or impair this Agreement unless such act or omission constitutes the willful misconduct of Subordinated Lender or any of its agents.

12.       Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Liabilities, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.       Supplemental Reports. Borrower shall immediately upon receipt thereof, provide to Subordinated Lender copies of any reports submitted by Borrower to the Senior Lender pursuant to the Senior Loan Agreement or related agreements.

14.       Waiver of Claims. Borrower acknowledges, agrees and affirms that Borrower possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against Subordinated Lender or with respect to the enforcement of any of the Subordinated Note, as amended or modified hereby (collectively, the “Claims”). Borrower further acknowledges and agrees that it has no knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against Subordinated Lender or with respect to the enforcement of any of the Subordinated Note, as amended or modified hereby, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

15. Miscellaneous.

(a)       Subordinated Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to the advice of counsel concerning all matters pertaining to its duties hereunder.

A-8

(b)       Borrower agrees to promptly reimburse Subordinated Lender for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Subordinated Lender or the Sellers in connection with the enforcement of Subordinated Lender’s rights under this Agreement.

(c)       Neither Subordinated Lender nor any of its managers, members, officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

(d)       THIS AGREEMENT SHALL BE BINDING UPON BORROWER AND ITS SUCCESSORS AND ASSIGNS, AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, SUBORDINATED LENDER, AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS IN EFFECT IN THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF SUBORDINATED LENDER AND BORROWER.

16.       Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair or affect the operation of those portions of this Agreement which are valid.

17.       Notice. All notices, requests, demands and other communications between the parties required or permitted to be given hereunder shall be given in the manner set forth in the Purchase Agreement.

18.       Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

19.       WAIVER OF JURY TRIAL. SUBORDINATED LENDER AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE SUBORDINATED NOTE, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SUBORDINATED LENDER AND BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower (i) certifies that neither Subordinated Lender nor any representative, agent or attorney of Subordinated Lender has represented, expressly or otherwise, that Subordinated Lender would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into this Agreement and the Subordinated Note, Subordinated Lender is relying upon, among other things, the waivers and certifications contained in this Section.

20.       Counterparts. This Agreement may be executed in any number of counterparts and electronically, which shall, collectively and separately, constitute one agreement.

[Signature Page Follows]

A-9

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:
NXT-ID. INC.

By:
Name:
Title:

LOGICMARK, LLC

By:
Name:
Title:

SUBORDINATED LENDER:

_______Holder

By:
Name:
Title:

[Signature Page to Subordinated Security Agreement]

A-10